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                                                                   EXHIBIT 10.24

                               CELL PATHWAYS, INC.

                           1997 EQUITY INCENTIVE PLAN

                             RESTRICTED STOCK GRANT


         This RESTRICTED STOCK GRANT, dated as of December 14, 2001 (the "Date of Grant"), is delivered by Cell Pathways, Inc. (the "Company") to Robert E. Bellet (the "Grantee").

                                    RECITALS

         The Cell Pathways, Inc. 1997 Equity Incentive Plan (the "Plan") provides for the grant of restricted stock in accordance with the terms and conditions of the Plan. The Compensation Committee of the Board of Directors of the Company (the "Committee") has decided to make a restricted stock grant as an inducement for the Grantee to promote the best interests of the Company and its shareholders.

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:



1. Restricted Stock Grant. Subject to the terms and conditions set forth in this Agreement and the Plan, Cell Pathways, Inc. (the "Company") hereby grants the Grantee 10,000 shares of common stock of the Company, subject to the restrictions set forth below and in the Plan ("Restricted Stock"). Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.


2. Vesting and Nonassignability of Restricted Stock.

         (a) The shares of Restricted Stock shall become fully vested, and the restrictions described in Section 2(d) and Section 4 shall lapse, on the fifth anniversary of the Date of Grant (December 14, 2006), if the Grantee continues in the Continuous Service (as defined in the Plan) of the Company from the Date of Grant until the vesting date; provided, however, that the vesting of the Restricted Stock may be accelerated in accordance with subparagraph (b) or (c) below.

         (b) The Restricted Stock shall become fully vested on the date the Company receives its first marketing approval from the U.S. Food and Drug Administration for a New Drug Application for a drug developed by the Company, if the Grantee is then in the Continuous Service of the Company.
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         (c) If a change of control of the Company (as determined under Section
13(b) of the Plan) occurs while the Grantee is in the Continuous Service of the Company, the Restricted Stock shall become fully vested.

         (d) If the Grantee's Continuous Service terminates for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and the certificates therefor shall not be delivered to Grantee.


3. 83(b) Election and Tax Gross Up.

         (a) The Grantee agrees that, during the 30-day period that begins on the Date of Grant, the Grantee shall file an election under Section 83(b) of the Internal Revenue Code (the "83(b) Election") with the Internal Revenue Service. As a result of the 83(b) Election, the Grantee will be required to recognize in income the fair market value of the Restricted Stock as of the Date of Grant. A sample 83(b) Election and a memorandum explaining the consequences of an 83(b) Election are attached.

         (b) If the Grantee makes an effective 83(b) Election, the Company will pay to the Grantee in cash an amount that the Company determines is sufficient to gross up the Grantee for the federal, state and local ordinary income and employment taxes (including those withheld pursuant to Section 8 hereof) that are imposed on the Grantee as a result of the 83(b) Election and this gross up payment.


4. Non-Transferability of Shares. During the period before the shares of Restricted Stock vest (the "Restriction Period"), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.


5. Right to Vote and to Receive Dividends. The Grantee will have the right to vote unvested shares of Restricted Stock and receive any dividends or other distributions paid on the unvested shares. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or delivered with respect to the unvested shares shall be subject to the same terms and conditions relating to vesting as the shares of Restricted Stock to which they relate.


6. Issuance of Certificates.

         (a) Stock certificates representing the Restricted Stock shall be issued by the Company and held in escrow by the Company until the Restricted Stock vests.

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         (b) When the Grantee obtains a vested right to shares of Restricted
Stock, a certificate representing the vested shares shall be delivered to the Grantee free of the restrictions under Sections 2 and 4 of this Agreement.

         (c) The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.


7. Incorporation by Reference. This grant of Restricted Stock shall be subject to the terms, conditions and limitations of the Plan, which are incorporated herein by reference. This grant of Restricted Stock is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares, (ii) changes in capitalization of the Company, and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan.


8. Withholding. The Company shall have the right to withhold all applicable federal, state, local and other withholding taxes from amounts payable under this Agreement and from other compensation or amounts payable to the Grantee from the Company.


9. No Employment or Other Rights. This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment or service at any time. The right of the Company to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved.


10. Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.


11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of State of Delaware, without giving effect to the conflicts of laws provisions thereof.

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12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at Cell Pathways, Inc., 702 Electronic Drive, Horsham, PA 19044, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.


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         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.


                                        CELL PATHWAYS, INC.
Attest:


/s/  Martha E. Manning                  By: /s/ Robert J. Towarnicki, CEO
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I hereby accept the grant of Restricted Stock described in this Agreement, I agree to be bound by the terms of the Plan and this Agreement, and I hereby agree that all the decisions and determinations of the Committee shall be final and binding.


                                                 /s/ Robert E. Bellet
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                                        Robert E. Bellet

                                                 February 1, 2002
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                                        Date


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